UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported) February 24, 2014

PRECISION PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53199	71-1029846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3419 Via Lido #648, Newport Beach, CA 92663
(Address of principal executive offices) (Zip Code)

916-719-6833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers

On February 7, 2014, the Board of Precision Petroleum Corporation (the “Company”), appointed Mr. Stanley F. Wilson as a member of the Board of Directors and as the Company’s Vice President, Secretary, Treasurer and General Counsel.

On the same date, Mr. Jim Graham was appointed as Chief Executive Officer while retaining his position as President and Chairman.

Mr. Wilson (66) is a corporate executive as well as an M&A securities attorney whose legal and business career has placed primary emphasis in business combinations involving small cap publicly traded companies across a wide range of industries including oil and gas, fuel trading and marketing, telecommunications, specialty finance, insurance and retail automotive.  This specialization has taken many forms including completing numerous going-public transactions and serving as President and General Counsel to multiple publicly traded holding companies trading on NASDAQ, OTCBB and the Pink Sheets. Mr. Wilson has been an active member of the Nebraska State Bar Association since 1974, was appointed by the Governor as an acting Lancaster County Court Judge and served as The Staff Judge Advocate of the 67th Infantry Brigade of the Nebraska Army National Guard with the rank of Captain.  Mr. Wilson is a partner with the Tempe, Arizona law firm of Davis, Miles, McGuire Gardner, PLLC www.davismiles.com.

The Company has not entered into any transaction with Mr. Wilson that would be regarded as related party transactions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION PETROLEUM CORPORATION

Date: February 25, 2014	By:	/s/ Jim Graham
Name: Jim Graham
Title: President